[REYNOLDS & REYNOLDS LOGO]                                                  NEWS
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               REYNOLDS SCHEDULES SPECIAL MEETING OF SHAREHOLDERS

DAYTON, OHIO, SEPTEMBER 12, 2006 -The Reynolds and Reynolds Company (NYSE:REY) today announced that it has scheduled a special meeting of shareholders for October 23, 2006, to vote on its previously announced merger agreement with Universal Computer Systems, Inc. (UCS).

The special meeting will be held at Reynolds' Research Park headquarters at 11:00 a.m. EDT. Shareholders of record as of September 20, 2006, will be entitled to vote on the transaction. Reynolds plans to mail definitive proxy material to its shareholders on or about September 22, 2006.

The transaction remains subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

As announced on August 8, 2006, under the terms of the agreement with UCS, holders of Reynolds' common stock will receive $40 per share in cash. The transaction is valued at $2.8 billion, including the assumption of Reynolds' debt.

The combined company will continue to be named The Reynolds and Reynolds Company, with the products and services of both Reynolds and UCS marketed under the Reynolds brand. Reynolds will continue to have headquarters and principal operations in Dayton, Ohio. Reynolds' President and CEO Fin O'Neill will lead the merged company.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Reynolds may be unable to obtain shareholder approval required for the transaction; (2) Reynolds may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Reynolds or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) Reynolds may be unable to achieve cost reduction and revenue growth plans; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (7) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction; (8) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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ABOUT REYNOLDS
Reynolds and Reynolds ( WWW.REYREY.COM ) has helped automobile dealers sell cars and take care of customers since 1927. Today, more than 15,000 dealers worldwide rely on Reynolds to help run their dealerships. In the U.S. and Canada, the REYNOLDSYSTEM(TM) combines comprehensive solutions, experienced people and proven practices that drive total dealership performance through a full range of retail Web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Internationally, Reynolds serves dealers in more than 35 countries through a broad range of retailing solutions and consulting services.

Additional Information and Where to Find It

In connection with the proposed transaction, a preliminary proxy statement of The Reynolds and Reynolds Company and other materials have been filed with the SEC. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE REYNOLDS AND REYNOLDS COMPANY AND THE PROPOSED TRANSACTION. Investors are able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (when available) as well as other filed documents containing information about The Reynolds and Reynolds Company at http://www.sec.gov, SEC's Web site. Free copies of The Reynolds and Reynolds Company's SEC filings are also available by directing a request to The Reynolds and Reynolds Company, One Reynolds Way, Dayton, Ohio 45430, Attention: Investor Relations.

Participants in the Solicitation

The Reynolds and Reynolds Company and its executive officers and directors and Universal Computer Systems may be deemed, under SEC rules, to be participants in the solicitation of proxies from The Reynolds and Reynolds Company shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of The Reynolds and Reynolds Company is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 5, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.



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CONTACT INFO:


Mark Feighery
937.485.8107
MARK_FEIGHERY@REYREY.COM




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